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                                                                  EXHIBIT T3E(9)

                                     FORM OF

                  COLLATERAL TRUST AND INTERCREDITOR AGREEMENT

                                      AMONG

                            SOUTHWEST ROYALTIES, INC.
                              AND ITS SUBSIDIARIES,
                                   AS DEBTORS,

                         UNION BANK OF CALIFORNIA, N.A.
                         AS AGENT FOR THE SENIOR LENDERS
                           UNDER THE CREDIT AGREEMENT,

                               The Senior Lenders
               from Time to Time Parties to the Credit Agreement,

                            WILMINGTON TRUST COMPANY,
                              AS INDENTURE TRUSTEE
                              UNDER THE INDENTURE,

                          The Subordinated Noteholders,

                                       AND

                         UNION BANK OF CALIFORNIA, N.A.,
                              AS COLLATERAL TRUSTEE

                       Dated as of _____________ ___, 2002

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                  COLLATERAL TRUST AND INTERCREDITOR AGREEMENT

     THIS COLLATERAL TRUST AND INTERCREDITOR AGREEMENT, dated as of
___________ ___, 2002 (this "Agreement"), is made and entered into by and among
                             ---------
SOUTHWEST ROYALTIES, INC., a Delaware corporation (the "Company"), BLUE HEEL
                                                        -------
COMPANY, a Delaware Corporation ("Blue Heel", together with the Company and all
                                  ---------
of the Company's now existing and future Subsidiaries, the "Debtors"),
                                                            -------
WILMINGTON TRUST COMPANY, as Trustee (the "Indenture Trustee") for itself and
                                           -----------------
the holders from time to time of those certain notes issued by the Company pursuant to the Indenture (as defined below) (the "Subordinated Noteholders"),
                                                   ------------------------
UNION BANK OF CALIFORNIA, as Agent (the "Senior Loan Agent") for itself and the
                                         -----------------
lenders signatory to the Credit Agreement from time to time (as defined below) (the "Senior Lenders"), and UNION BANK OF CALIFORNIA, as Collateral Trustee
      --------------
hereunder (the "Collateral Trustee").
                ------------------

                              W I T N E S S E T H:

     WHEREAS, the Debtors, the Senior Loan Agent and the Senior Lenders are parties to that certain Credit Agreement, dated as of even date herewith, pursuant to which the Senior Lenders have made various credit facilities available to the Company in an aggregate maximum amount of up to $80,000,000;

     WHEREAS, the Debtors and the Indenture Trustee are parties to that certain Indenture, dated as of an even date herewith, pursuant to which the Company issued $60,000,000 of senior secured notes due 2004 to the Subordinated Noteholders;

     WHEREAS, in order to secure repayment of the obligations of the Company to the Senior Lenders under the Credit Agreement and to the Subordinated Noteholders under the Indenture, the Debtors have granted to the Collateral Trustee, as collateral trustee for the benefit of both the Senior Lenders and the Subordinated Noteholders, liens on and security interests in substantially all of the Debtors' assets pursuant to various Security Documents (as defined below); and

     WHEREAS, the parties hereto now wish to set forth various agreements regarding, among other things, their relative rights in and obligations with respect to the Collateral (as defined below).

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and incorporating the foregoing recitals herein, the parties hereto agree as follows.

                             ARTICLE 1. DEFINITIONS

     1.1  Certain Defined Terms.  As used in this Agreement, the following
          ---------------------
terms shall have the following meanings (such definitions to be equally applicable to the singular and plural forms thereof):

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          Bankruptcy Code: shall mean Title 11 of the United States Code, as
          ---------------
     amended from time to time.

          Class of Master Debt: shall mean any related class of Master Debt
          --------------------
     under any Master Debt Agreement. All loans and other obligations outstanding under any syndicated bank credit agreement shall constitute one Class of Master Debt.

          Collateral: shall mean all property of any kind or description in
          ----------
     which the Collateral Trustee has, or purports to have, a Lien or other interest under any Security Document including, without limitation, the Collateral Account Collateral and all Proceeds of Collateral, but excluding any property set forth on Schedule 2.

          Collateral Account: shall have the meaning specified in Section
          ------------------
     4.4(a).

          Collateral Account Collateral: shall have the meaning specified in
          -----------------------------
     Section 4.4(a).

          Collateral Trustee: shall mean Union Bank of California, N.A., in its
          ------------------
     capacity as Collateral Trustee and any successor appointed pursuant to
     Section 5.5 or Section 8.9 of this Agreement.

          Company: shall mean Southwest Royalties, Inc., a Delaware corporation,
          -------
     its successors and assigns.


          Credit Agreement: shall mean that certain Credit Agreement dated as of
          ----------------
     _______, 2002, among the Company, the Senior Loan Agent and the Senior Lenders governing the creation, repayment and all other aspects of the Senior Debt.

          Debtors: shall have the meaning set forth in the introductory
          -------
     paragraph of this Agreement.

          Distribution Date: shall mean each date for the distribution of
          -----------------
     amounts on deposit in the Collateral Account.

          Event of Default: shall mean any default or event of default, however
          ----------------
     denominated, under any Master Debt Agreement which is continuing after the expiration of any and all grace or notice and cure periods provided for under the applicable Master Debt Agreement with respect to any such default or event of default.

          Indenture means that certain Indenture dated _________, 2002, as the
          ---------
     same may from time to time be amended, between the Company and the Indenture Trustee and pursuant to which the Subordinated Notes were issued.

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          Indenture Trustee: shall mean Wilmington Trust Company, in its
          -----------------
     capacity as trustee under the Indenture, and any successor trustee under the Indenture.

          Initial Closing Date: shall mean the earliest date on which an initial
          --------------------
     extension of credit is provided for under the Credit Agreement or the Indenture becomes effective.

          Lien: shall mean any mortgage, pledge, hypothecation, assignment,
          ----
     deposit arrangement, encumbrance, lien (statutory or other), or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any capital lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the UCC or comparable law of any jurisdiction in respect of any of the foregoing).

          Master Debt: shall mean as of any date, the principal amount of
          -----------
     indebtedness under the Master Debt Agreements, whether outstanding or available pursuant to the terms of such Master Debt Agreement (whether or not conditions precedent thereto are then not met or about to be met), all accrued but unpaid interest thereon, all premium, if any, due in connection therewith, all fees due in connection therewith, all reimbursement obligations thereunder, all cash collateralization obligations thereunder, all hedging obligations thereunder, and all other unpaid obligations and liabilities thereunder, excluding, however, any amounts owing under any Master Debt Agreement to which any restriction contained in this Agreement on the increase of such indebtedness would apply. Amounts available under any Master Debt Agreement includes amounts available to be drawn on Letters of Credit permitted to be issued under the terms of the relevant Master Debt Agreement if the conditions precedent thereof specified in such agreement are met (even if they are not then met or about to be met).

          Master Debt Agreements: shall mean the Credit Agreement and the
          ----------------------
     Indenture.

          Master Debt Outstanding: shall mean, at any time, the outstanding
          -----------------------
     amount of Master Debt and, with respect to letters of credit, the outstanding face amount of such letters of credit outstanding.

          Noteholders: shall mean the Senior Lenders and the Subordinated
          -----------
     Noteholders, and their respective assignees.

          Note Interest shall have the meaning specified in Section 6.2 hereof.
          -------------

          Notice of Event of Default: shall mean a written certification
          --------------------------
     delivered in accordance with Section 4.2(b) hereof certifying that an Event of Default has occurred and is continuing.

          Permitted Investment: shall mean investments in (a) direct obligations
          --------------------
     of the United States, or any Person for which investments are guaranteed by the full faith and credit of the United States, maturing in twelve months or less from the date of acquisition thereof, including repurchase agreements entered into with banks or trust companies described in clause
     (c) below having a term of less than one year and fully collateralized by such obligations; (b) commercial paper and bankers' acceptances maturing in twelve months or less from the date of issuance and which, at the time of acquisition, are rated A-2 or better by Standard & Poor's Corporation and P-2 or better by Moody's Investors Services, Inc; (c) time deposits or certificates of deposit maturing within one year from the date such investment is made and issued by a bank or trust company or any branch of any Noteholder, which bank, trust company or branch is organized under the laws of the United States or any state thereof having capital, surplus, and undivided profits aggregating at least $250,000,000 and whose long-term certificates of deposit are, at the time of acquisition thereof, rated A-2 by Standard & Poor's Corporation or P-2 by Moody's Investors Services, Inc.; and (d) investments in money market funds which invest solely in the types of investments described in paragraphs (a) through (c) above.

          Person: shall mean a corporation, business trust, joint stock company,
          ------
     trust, joint venture, association, partnership, limited liability company, organization, business, individual, government or political subdivision thereof, governmental agency, or other entity of whatever nature.

          Potential Default:  shall mean any event which with notice or lapse of
          -----------------
     time, or both, would become an Event of Default.

          Proceeds: shall mean all "proceeds" as such term is defined in Section
          --------
     9-102 of the UCC and all present and future proceeds of any Collateral, whether arising from the collection, sale, lease, exchange, assignment, licensing, or other disposition of the Collateral, the proceeds of any casualty or condemnation of the Collateral (including proceeds of property insurance and condemnation awards), all claims of the Company or any of its Subsidiaries against third parties for impairment, loss, damage, or impairment of the value of the Collateral, and all rights of the Company or any of its Subsidiaries under any insurance, indemnity, warranty, or guaranty of or for any of the foregoing, whether such proceeds are represented as money, deposit accounts, accounts, general intangibles, securities, instruments, documents, chattel paper, inventory, equipment, fixtures, goods, or otherwise, and all proceeds of such proceeds.

          Release Notice: shall mean a written notice, signed by a Responsible
          --------------
     Officer of the Company, which requests the release of Liens held by the Collateral Trustee in the specific items of Collateral specified in such notice, and which certifies to the Collateral Trustee that such Collateral is properly permitted to be disposed of in a transaction contemplated and permitted under each Master Debt Agreement.

          Required Majority: shall mean, with respect to any determination in
          -----------------
     question, any Class or Classes of Master Debt which have the Required Percentage of each such Class of Master Debt agreeing upon such determination and which Class or Classes of Master Debt hold more than 50% of the aggregate amount of Master Debt Outstanding.

          Required Percentage: shall mean, with respect to any Class of Master
          -------------------
     Debt and with respect to any determination in question, the percentage or number of the holder or holders of such Class of Master Debt required to make such determination under the terms of the Master Debt Agreement under which such Class of Master Debt was issued (but if no such percentage or number is specified under the terms of such Master Debt Agreement, then the holder or holders of more than 50% of the Master Debt Outstanding with respect to such Class of Master Debt).

          Required Plurality: shall mean, with respect to any determination in
          ------------------
     question, (a) the Senior Debt provided that the Required Percentage of such Senior Debt agrees upon such determination or (b) the Subordinated Debt provided that the Required Percentage of such Subordinated Debt agrees upon such determination.

          Responsible Officer: shall mean, with respect to any Debtor, the chief
          -------------------
     executive officer, president, executive vice president, chief financial officer, treasurer, or secretary of the applicable Debtor.

          Secured Obligations: shall mean (a) all Master Debt and (b) all
          -------------------
     amounts payable by the Debtors to the Collateral Trustee under the Security Documents.

          Security Documents: shall mean this Agreement and all deeds of trust,
          ------------------
     mortgages, security agreements, pledge agreements, financing statements, pledges, documents, and other instruments listed on Schedule 1 attached
                                                         ----------
     hereto, and all future deeds of trust, mortgages, security agreements, pledge agreements, financing statements, pledges, documents, and other instruments made by any Debtor in favor of the Collateral Trustee granting interests in and to the Trust Estate.

          Senior Debt: shall mean the Master Debt payable pursuant to the Credit
          -----------
     Agreement.

          Senior Lenders: shall have the meaning set forth in the introductory
          --------------
     paragraph of this Agreement.

          Senior Loan Agent: shall mean Union Bank of California, in its
          -----------------
     capacity as Agent under the Credit Agreement, and any successor Agent under the Credit Agreement.

          Stated Maturity Date: shall mean the maturity of the Subordinated Debt
          --------------------
     as provided for in the Indenture as in effect on the Initial Closing Date.

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          Subordinated Debt: shall mean the Master Debt evidenced by the
          -----------------
     Subordinated Notes and otherwise payable under the Indenture.

          Subordinated Notes: shall mean those certain notes issued by the
          ------------------
     Company pursuant to the Indenture.

          Subordinated Noteholders: shall mean those Persons who, at the
          ------------------------
     relevant time, are the holders of the Subordinated Notes.

          Subordination Event shall mean the occurrence of an Event of Default
          -------------------
     under the Credit Agreement or the non-payment of any Note Interest (notwithstanding the existence of any cure period stated in the Indenture for such non-payment), notification of which event has been delivered in accordance with Section 6.2 hereof.

          Subsidiary: shall mean, with respect to any specified Person, any
          ----------
     other Person of which, at the time of determination, such specified Person, directly and/or indirectly through one or more other Persons, owns more than 50% of the voting interests. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of the Company.

          Trust Estate: shall mean all right, title, and interest of the Debtors
          ------------
     in the Collateral granted to the Collateral Trustee by the Security Documents and all rights of the Collateral Trustee thereunder.

          UCC: shall mean the Uniform Commercial Code as adopted from time to
          ---
     time in the State of Texas.

          Withdrawal Notice: shall have the meaning specified in Section 4.2(b)
          -----------------
     hereof.

                          ARTICLE 2. COLLATERAL TRUST

     2.1  Creation of Collateral Trust.  In order to provide for the perfection
          ----------------------------
and maintenance of all Liens granted under and the enforcement of the various rights and remedies set forth in the Security Documents, and to set forth the relative rights of the Noteholders with regard to the Collateral as set forth herein, the Noteholders hereby appoint Union Bank of California, N.A., as the Collateral Trustee under this Agreement and the other Security Documents, and the Collateral Trustee hereby accepts its appointment subject to the terms and conditions of this Agreement and the Security Documents. Each Debtor hereby reaffirms and confirms the grant of the Trust Estate in favor of the Collateral Trustee in accordance with the terms of the Security Documents and for the ratable benefit of the Noteholders as set forth herein.

     2.2  Possession and Use of Collateral.  So long as no Event of Default
          --------------------------------
exists, each Debtor shall have the right to remain in possession and retain control of the Collateral (other than the Collateral Account Collateral and any Collateral for which applicable law requires that Liens on such Collateral be perfected by control or possession) in accordance with the terms of the Security Documents.

     2.3  Addition of Collateral to the Trust Estate.  At any time, any Debtor
          ------------------------------------------
and the Collateral Trustee may enter into one or more Security Documents, in form reasonably satisfactory to the Collateral Trustee to: (a) supplement or add to the covenants of such Debtor for the benefit of all Noteholders or to surrender any right or power conferred upon the Debtors; (b) unless prohibited by any agreement to which such Debtor is party, mortgage or pledge to the Collateral Trustee, or grant a security interest in favor of the Collateral Trustee in, any property or assets as additional security for the Secured Obligations; or (c) cure any ambiguity, correct or supplement any provision herein or in any Security Document which may be defective or inconsistent with any other provision herein or therein, or make any other provision with respect to matters or questions arising hereunder which shall not be inconsistent with any provision hereof. The Collateral Trustee, the Senior Loan Agent, the Indenture Trustee and the Noteholders agree that the forms of Security Documents outstanding on the date of the execution of this Agreement are satisfactory to such parties. The Company will deliver or cause to be delivered to the Collateral Trustee, promptly upon the execution and delivery thereof, executed counterparts of all Security Documents and all amendments and supplements thereto. The Collateral Trustee shall keep all Security Documents held by it at the principal corporate office of the Collateral Trustee and shall permit any Noteholder or the representative thereof to inspect the same upon reasonable request.

     2.4  Releases of Collateral.  In connection with the proposed sale,
          ----------------------
assignment, transfer, or other disposition of any Collateral by any Debtor (an "Asset Sale"), the Company, on behalf of such selling Debtor, shall deliver a
 ----------
Release Notice to the Collateral Trustee, the Senior Loan Agent and the Indenture Trustee. If, within ten (10) days after the delivery of such Release Notice, the Collateral Trustee shall not have received a written objection from either the Senior Loan Agent or the Indenture Trustee stating that the selling Debtor is not entitled under the terms of the Credit Agreement or the Indenture, as the case may be, to obtain the release of the Collateral specified in the Release Notice, then the Collateral Trustee shall provide for the release of the Liens with respect to such Collateral to the extent required by the Company in the Release Notice, provided, however, that the effective delivery of any
                    -----------------
releases provided under this Section 2.4 shall be expressly conditioned upon the consummation of the Asset Sale to which the Release Notice relates. If, however, the Collateral Trustee receives a written objection within the aforementioned 10 day period, the Liens will not be released and the Collateral Trustee will not take any actions requested of it by the Company until such certificate shall be withdrawn in writing by the Senior Loan Agent or the Indenture Trustee, as the case may be, or until three (3) business days after the Collateral Trustee shall have received an order of a court of competent jurisdiction directing it to release the Liens of the Collateral Trustee with respect to such Collateral and no stay exists with respect to such direction or order. Upon consummation of the Asset Sale for which a release of Liens was granted hereunder, all Proceeds, including any non-cash Proceeds, received by or owing to any Debtor from the sale of such released Collateral shall be immediately turned over to the Collateral Trustee, together with any necessary endorsements or instruments of assignment or transfer, for deposit in the Collateral Account and shall be distributed in accordance with the provisions of Section 4.4 hereof.

     2.5  Obligations Absolute.
          --------------------

          (a) The Security Documents may not be revoked by any Debtor. Each Debtor agrees that such Debtor's obligations and the obligations of such Debtor's Subsidiaries under the Security Documents shall not be released, diminished, or impaired by, and waives any rights which such Debtor might otherwise have which relate to:

               (i) Any lack of validity or enforceability of the Secured Obligations, any Security Document, or any other agreement or instrument relating thereto; any increase, reduction, extension, or rearrangement of the Secured Obligations; any amendment, supplement, or other modification of the Security Documents; any waiver or consent granted under the Security Documents; or any sale, assignment, delegation, or other transfer of the Secured Obligations or the Security Documents;

               (ii) Any grant of any security or support for the Secured Obligations or any impairment of any security or support for the Secured Obligations, including any full or partial release, exchange, subordination, or waste of any collateral for the Secured Obligations or any full or partial release of any Debtor or any other Person liable for the payment or performance of the Secured Obligations; any change in the organization or structure of any Debtor or any other Person liable for the payment or performance of the Secured Obligations; or the insolvency, bankruptcy, liquidation, or dissolution of any Debtor or any other Person liable for the payment or performance of the Secured Obligations;

               (iii) The manner of applying payments on the Secured Obligations or the proceeds of any security or support for the Secured Obligations against the Secured Obligations;

               (iv) The failure to give notice of the occurrence of any of the events or actions referred to in this Section 2.5, notice of any Potential Default or Event of Default, notice of intent to demand, notice of demand, notice of presentment for payment, notice of nonpayment, notice of intent to protest, notice of protest, notice of grace, notice of dishonor, notice of intent to accelerate, notice of acceleration, notice of bringing of action to enforce the payment or performance of the Secured Obligations, notice of any sale or foreclosure of any collateral for the Secured Obligations, notice of any transfer of the Secured Obligations, notice of the financial condition of or other circumstances regarding the Company, any Debtor, or any other Person liable for the Secured Obligations, or any other notice of any kind relating to the Secured Obligations; or

               (v) Any other action taken or omitted which affects the Secured Obligations or the Collateral, whether or not such action or omission prejudices any Debtor or increases the likelihood that any Debtor will be required to pay or support payment of the Secured Obligations pursuant to the terms hereof.

          (b) The Security Documents shall continue to be effective or be reinstated if any payment on the Secured Obligations must be refunded for any reason including any bankruptcy proceeding. In the event that the Collateral Trustee must refund any payment received against the Secured Obligations, any prior release from the terms of this Agreement or the other Security Documents given to any Debtor by the Collateral Trustee shall be without effect, and all such Security Documents shall be reinstated in full force and effect.

                             ARTICLE 3. MASTER DEBT

     3.1  Master Debt; Modification of Master Debt.
          ----------------------------------------

          (a) No additions to Master Debt subject to this Agreement shall be made without the written agreement of all parties hereto, except that nothing contained herein shall (i) prevent the incurring or repayment of indebtedness pursuant to the terms of any Master Debt Agreement, as such terms exist on the Initial Closing Date, or (ii) prevent the Senior Lenders from amending the Credit Agreement to increase the total commitments or the maximum principal amount of the debt permitted to be outstanding thereunder from time to time without the consent of any party hereto provided,
                                                               --------
     however, that (x) the Senior Lenders hereby agree that any and all
     -------
     increases in the amount of total commitments or loans available under the Credit Agreement (after giving effect to such amendment) over the amount of the total commitments or loans which would otherwise be available at that time under the Credit Agreement (as the same is in effect on the Initial Closing Date) (the "Increased Senior Debt Amount"), and any payment with
                         ----------------------------
     respect to any Increased Senior Debt Amount, shall be fully subordinated to the Subordinated Debt to the same extent and in the same manner as the Subordinated Debt is subordinated to the Senior Debt as of the Initial Closing Date pursuant to the provisions of Article 6 hereof, except that the provisions of Sections 6.1, 6.2 and 6.3 regarding the payment or non-payment of Note Interest (or any other similar interest payments on the Increased Senior Debt Amount) shall not apply to the subordination of any Increased Senior Debt Amount, and (y) the Senior Loan Agent shall promptly notify the Indenture Trustee of the existence of any such Increased Senior Debt Amount.

          (b) The Company, the Indenture Trustee and the Subordinated Noteholders agree not to renew, extend, modify or amend the Indenture or any of the instruments or documents relating to the Subordinated Debt without the prior written consent of the Senior Loan Agent, which consent shall not be unreasonably withheld.

          (c) The Company, the Senior Loan Agent and the Senior Lenders may, without the prior written consent of any of the other parties hereto, amend, alter, vary, supplement or revise any of the terms or provisions of, or add any new or additional terms or provisions to, the Credit Agreement and related agreements, instruments and documents, except that, without the written consent of the Required Percentage of the Subordinated Noteholders, no amendment may be made, and no further secured loan or other secured credit shall be provided to any Debtor (except as permitted by clause (ii) of Section 3.1(a) above) which would (i) increase the maximum principal amount of the debt permitted to be outstanding from time to time under the Credit Agreement (except by increases arising from advances made for the purpose of preserving Collateral), or (ii) increase the maximum principal amount of debt permitted to be outstanding from time to time under the Credit Agreement by amending or modifying the Borrowing Base formula, the manner in which the Borrowing Base (as defined in the Credit Agreement) is determined, or the definition of Borrowing Base or any other terms relevant to the definition, (iii) increase the Prime Rate Margin (as defined in the Credit Agreement) or the LIBOR Margin (as defined in the Credit Agreement), or alter the calculation of any variable rate of interest provided for in the Credit Agreement which would have the effect of increasing such rate (except for increases provided for in the Credit Agreement as of the date of this Agreement), (iv) shorten the maturity date of any of the facilities under the Credit Agreement, or (v) decrease the term of the revolving debt, or increase the frequency or amount of mandatory repayments due, pursuant to the Credit Agreement (except nothing contained in this Section 3.1 shall restrict the rights of the Senior Lenders under the Credit Agreement to determine the Borrowing Base and any Monthly Commitment Reduction as set forth in the Credit Agreement as of the Initial Closing Date, irrespective of whether any such determination of the Borrowing Base or the Monthly Commitment Reduction would result in a mandatory repayment being due pursuant to the terms of the Credit Agreement).

                    ARTICLE 4. ACTIONS REGARDING COLLATERAL

     4.1  Preservation and Maintenance of Collateral.  The Collateral Trustee
          ------------------------------------------
may from time to time take action for the protection and enforcement of its rights under the Security Documents on behalf of the Noteholders, but the Collateral Trustee shall not be obligated to take any action under the Security Documents except that (a) the Collateral Trustee shall file appropriate Uniform Commercial Code financing and continuation statements and perform such duties as are specifically set forth herein including, without limitation, the taking of action during an Event of Default as set forth in Section 4.2 below to the extent required thereby, and (b) the Collateral Trustee shall take such action as may be reasonably requested from time to time in writing pursuant to this Agreement as long as the requested action is permitted by the Security Documents and/or applicable law. The Collateral Trustee shall exercise the same care and diligence in holding the Collateral that the Collateral Trustee would devote to the custody of collateral of the same nature held solely for its account.

     4.2  Enforcement Action under the Security Documents.
          -----------------------------------------------

          (a) The Collateral Trustee shall be deemed not to have knowledge of the existence of any condition or event which constitutes an Event of Default, unless notified in writing by the Indenture Trustee or any Noteholder. The Collateral Trustee shall not be under any obligation, as a result of knowledge of an Event of Default, to take any action under the provisions of any Security Document unless so directed by the Senior Loan Agent, the Indenture Trustee or the Noteholders in accordance with this Agreement.

          (b) If at any time an Event of Default exists, the Senior Loan Agent, the Indenture Trustee or the Required Percentage of any Class of Master Debt shall be entitled to give the Collateral Trustee and the Company a Notice of Event of Default hereunder. The failure to give any Notice of Event of Default hereunder shall in no way affect the validity of any similar notice of default or Event of Default provided to the Company or to the Debtors under the applicable Master Debt Agreement, nor shall the failure of the Company to receive any Notice of Event of Default hereunder affect the validity of any request to the Collateral Trustee or the ability of the Collateral Trustee to exercise the rights and remedies provided in the Security Documents upon receipt of such notice. The Collateral Trustee shall provide all parties to this Agreement with a copy of any Notice of Event of Default within four (4) business days from its receipt of any such notice.

          (c) The Senior Loan Agent, the Indenture Trustee or the Required Percentage of any Class of Master Debt may withdraw any Notice of Event of Default it previously delivered pursuant to Section 4.2(b) above by delivering a written notice of withdrawal (a "Withdrawal Notice") to the
                                                   -----------------
     Collateral Trustee and the Debtors and the other parties thereto, and such Withdrawal Notice shall be effective (subject to the provisions of Section 4.2(e)) if delivered (i) before the Collateral Trustee takes any action to exercise any remedy with respect to the Collateral, or (ii) at any time after the Collateral Trustee takes any action to exercise any remedy with respect to the Collateral, if (x) the Collateral Trustee reasonably determines that the exercise of any remedy or remedies with respect to the Collateral can be reversed, terminated, or withdrawn without prejudice to the Collateral Trustee or any Noteholder, and (y) the Debtors have reimbursed, or have made acceptable arrangements to reimburse, the Collateral Trustee, the Indenture Trustee and the Noteholders with respect to all costs and expenses incurred by the Collateral Trustee, the Indenture Trustee and the Noteholders in connection with the enforcement actions and the reversing or termination thereof. The Collateral Trustee shall provide all parties to this Agreement with a copy of any Withdrawal Notice within four (4) business days from its receipt of any such notice.

          (d) Prior to the Stated Maturity Date, if a Notice of Event of Default shall have been received by the Collateral Trustee and shall not have been withdrawn in accordance with the provisions of paragraph (c) above, the Collateral Trustee shall exercise such rights and remedies of the Collateral Trustee under the Security Documents, institute and maintain such suits and proceedings, and take such other actions in connection therewith as the Senior Loan Agent may direct from time to time in writing, in each case as permitted under the Security Documents during the existence of an Event of Default. Upon the effectiveness of any Withdrawal Notice pursuant to the terms and provisions of paragraph (c) above, the Collateral

     Trustee shall discontinue and terminate any enforcement action taken by the Collateral Trustee with respect to such Notice of Event of Default.

          (e) At any time after the Stated Maturity Date of the Subordinated Debt as provided for in the Indenture, if a Notice of Event of Default shall have been received by the Collateral Trustee and shall not have been withdrawn in accordance with the provisions of paragraph (c) above, the Collateral Trustee shall exercise such rights and remedies of the Collateral Trustee under the Security Documents, institute and maintain such suits and proceedings, and take such other actions in connection therewith as the Senior Loan Agent, the Indenture Trustee or any Required Plurality may direct from time to time in writing, in each case as permitted under the Security Documents during the existence of an Event of Default. Upon the effectiveness of any Withdrawal Notice pursuant to the terms and provisions of paragraph (c) above, the Collateral Trustee shall discontinue and terminate any enforcement action taken by the Collateral Trustee with respect to the Notice of Event of Default, provided, however,
                                                             -----------------
     that any such Withdrawal Notice shall not become effective if, within ten
     (10) days after receipt by the Collateral Trustee of the Withdrawal Notice, any party entitled to deliver a separate Notice of Event of Default hereunder does not object to the discontinuance or termination of such enforcement action.

          (f) In the event that the Collateral Trustee shall receive conflicting instructions from the Senior Loan Agent, the Indenture Trustee, any Required Plurality, and/or from different Required Pluralities, regarding the specific action to be taken or not to be taken under the Security Documents, or the manner or timing of the exercise of any rights or remedies thereunder, the Collateral Trustee shall follow the instructions received in writing from the Senior Loan Agent, provided, however, that
                                                     -----------------
     after the Stated Maturity Date of the Subordinated Debt the Senior Loan Agent shall direct and the Collateral Trustee shall diligently pursue (in each case, to the extent reasonably requested by the Indenture Trustee or any Required Plurality) the good faith exercise of rights and remedies under the Security Documents or applicable law with respect to the Collateral, including, without limitation and if requested by the Indenture Trustee or any Required Plurality, the commencement of actions to foreclose the Collateral Trustee's Liens on or to take possession of all or any material portion of the Collateral, the commencement of any judicial proceedings or actions against or with respect to all or any material portion of the Collateral, or the taking of any action to vacate any stay on enforcement of the Collateral Trustee's Liens on all or a material portion of the Collateral.

          (g) Any sale or disposition of Collateral by the Collateral Trustee pursuant to any power or in accordance with any rights or remedies set forth in the Security Documents shall be in an arm's length transaction and in a commercially reasonable manner.

          (h) The Collateral Trustee shall not be obligated to follow any written directions received pursuant to this Agreement if the Collateral Trustee determines in good faith that such written directions are in conflict with any provisions of applicable law or any Security Document.

     4.3  General Provisions Regarding Remedies.
          -------------------------------------

          (a) No remedy conferred upon or reserved to the Collateral Trustee herein or in the Security Documents is intended to be exclusive of any other remedy or remedies, but every such remedy shall be cumulative and shall be in addition to every other remedy conferred herein or in any of the Security Documents or now or hereafter existing at law or in equity or by statute. All of the powers, remedies, and rights of the Collateral Trustee as set forth in this Agreement may be exercised by the Collateral Trustee in respect of any Security Document as though set forth at length therein, and all the powers, remedies, and rights of the Collateral Trustee as set forth in any Security Document may be exercised from time to time as herein and therein provided. No delay or omission by the Collateral Trustee in the exercise of any right, remedy, or power accruing upon any Event of Default shall impair any such right, remedy or power or shall be construed to be a waiver of any such Event of Default or an acquiescence therein; and every right, power, and remedy given by any Security Document may be exercised from time to time and as often as may be deemed expedient by the Collateral Trustee.

          (b) In case the Collateral Trustee shall have proceeded to enforce any right, remedy, or power under any Security Document and the proceeding for the enforcement thereof shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Collateral Trustee, then and in every such case the Debtors, the Collateral Trustee, the Indenture Trustee and the Noteholders shall, subject to any effect of or determination in such proceeding, severally and respectively be restored to their former positions and rights under such Security Document with respect to the Trust Estate and in all other respects, and thereafter all rights, remedies, and power of the Collateral Trustee shall continue as though no such proceeding had been taken.

          (c) All rights of action and rights to assert claims upon or under the Security Documents may be enforced by the Collateral Trustee without the possession of any Master Debt Agreement or other instruments which manifest the Master Debt or the production thereof in any trial or other proceeding relative thereto, and any such suit or proceedings instituted by the Collateral Trustee shall be brought in its name as Collateral Trustee for the benefit of the Noteholders and any recovery of and from any judgment shall be held as part of the Trust Estate. Each Debtor hereby waives notice of intent to demand, demand, presentment for payment, notice of nonpayment, protest, notice of protest, grace, notice of dishonor, notice of intent to accelerate, notice of acceleration, and all other notices in connection with the enforcement of the Master Debt, the Security Documents, and the Collateral. To the full extent each Debtor may do so, such Debtor shall not insist upon, plead, claim, or take advantage of any law providing for any appraisement, valuation, stay, extension, or redemption, and each such Debtor hereby waives and releases the same, and all rights to a marshaling of the assets of such Debtor and the Collateral, or to a sale in inverse order of alienation in the event of foreclosure of the Liens and security interests granted pursuant to the Security Documents. Each Debtor agrees not to assert any right under any law pertaining to the marshaling of assets, sale in inverse order of alienation, the administration of estates of decedents, or other matters whatsoever to defeat, reduce, or affect the right of the Collateral Trustee or Noteholders under the terms of the Security Documents or applicable law.

          (d) Each Debtor hereby irrevocably constitutes and appoints the Collateral Trustee and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full power and authority to act on behalf of such Debtor, in the name of such Debtor or in its own name, upon the occurrence and during the continuance of any Event of Default, to take any and all appropriate action, execute any and all documents and instruments, or institute any proceedings which the Collateral Trustee, the Senior Loan Agent, the Indenture Trustee and/or the Noteholders deem reasonably necessary or desirable to carry out purposes and terms of any of the Security Documents. This power of attorney is a power coupled with an interest and shall be irrevocable. Each Debtor hereby ratifies all acts of such attorney-in-fact consistent with the foregoing. Any such attorney-in-fact shall not be liable for any acts or omissions, INCLUDING NEGLIGENT ACTS AND OMISSIONS OF SUCH ATTORNEY-IN-FACT, unless they constitute the gross negligence or willful misconduct of such attorney-in-fact, but in no event shall the attorney-in-fact be liable for special, indirect or consequential losses or damages of any kind whatsoever (including but not limited to lost profits).

          (e) Notwithstanding any other provision of any Security Document, and except as expressly set forth in this Agreement, neither the rights of the Senior Loan Agent, Indenture Trustee or the Noteholders to receive payment on the Master Debt held by such holders, to institute suit for the enforcement of such payment, to assert their respective positions as a creditor or to receive any distribution in any proceeding under or related to the Bankruptcy Code, or to otherwise exercise any right they may have in connection with such Master Debt (other than the right to enforce any Lien on the Collateral under the Security Documents, which shall in all circumstances be exercisable only in accordance with this Agreement as long as this Agreement remains in effect), nor the obligation of each Debtor to pay the Master Debt owing by such Debtor, shall be impaired or affected without the consent of the Senior Loan Agent, the Indenture Trustee or such Noteholders, as the case may be.

     4.4  Application of Monies by Collateral Trustee.
          -------------------------------------------

          (a) On the date hereof there shall be established and, at all times thereafter until the Trust Estate has been terminated, there shall be maintained by the Collateral Trustee an account (the "Collateral Account")
                                                           ------------------
     which shall be maintained with the Collateral Trustee at one of its offices in the city in which its principal place of business is located. To secure the prompt and complete payment, when due, and the observance and performance of all terms, covenants, and agreements relating to all Secured Obligations, each Debtor hereby assigns and pledges to the Collateral Trustee for the benefit of the Noteholders and grants to the Collateral Trustee for the benefit of the Noteholders a security interest in all of the right, title, and interest of such Debtor in and to the following property, whether presently existing or hereafter arising or acquired (the "Collateral Account Collateral"): the Collateral Account, all cash
      -----------------------------
     deposited therein,
     all certificates and instruments, if any, from time to time representing the Collateral Account; all investments from time to time made pursuant to paragraph (b) below; all notes, certificates of deposit, and other instruments from time to time hereafter delivered to or otherwise possessed by the Collateral Trustee in substitution for, or in addition to, any or all of the then existing Collateral Account Collateral; all interest, dividends, cash, instruments, and other property from time to time received, receivable, or otherwise distributed in respect of or in exchange for any or all of the then existing Collateral Account Collateral; and to the extent not covered above, all Proceeds of the foregoing (whether the same are acquired before or after the commencement of a case under the Bankruptcy Code). All right, title, and interest in and to the Collateral Account shall vest in the Collateral Trustee, and funds on deposit in the Collateral Account and other Collateral Account Collateral shall constitute part of the Trust Estate. The Collateral Account Collateral and Collateral Account shall be subject to the exclusive dominion and control of the Collateral Trustee and shall be held for the benefit of the Noteholders as their respective interests appear.

          (b) All money and other Proceeds received by the Collateral Trustee in respect of any Collateral, including Proceeds derived from Asset Sales, insurance proceeds and condemnation proceeds, amounts received as a result of set off by the Collateral Trustee, collections of accounts, instruments, chattel paper, and other receivables, and Proceeds from any foreclosure proceedings, shall be deposited in or credited to the Collateral Account. Any Proceeds deemed not appropriate at the time of receipt for deposit or credit to the Collateral Account shall be held by the Collateral Trustee for the benefit of the Noteholders until such time as cash proceeds are realized therefrom or the Collateral Trustee deems such Proceeds appropriate for deposit or credit to the Collateral Account. All funds in the Collateral Account shall be invested, reinvested, and liquidated (at the risk and expense of the Debtors) in accordance with instructions given to the Collateral Trustee by (i) the Company, prior to a Notice of Event of Default having been received by the Collateral Trustee, or (ii) the Senior Loan Agent or the Indenture Trustee subsequent to a Notice of Event of Default having been received by the Collateral Trustee, provided that if
                                                             --------
     the Collateral Trustee receives conflicting instructions from the Senior Loan Agent and the Indenture Trustee, the Collateral Trustee shall comply with the instructions of the Senior Loan Agent for so long as any Senior Debt remains outstanding, and provided further that, in all circumstances,
                                   ----------------
     all investments shall be Permitted Investments. The Collateral Trustee shall not be liable for any loss resulting from any Permitted Investment or the sale or redemption thereof in accordance with the preceding sentence. If and when cash is required for disbursement in accordance with this Agreement, the Collateral Trustee is authorized, to the extent necessary, to cause Permitted Investments to be sold or otherwise liquidated in such manner as the Collateral Trustee shall deem appropriate.

          (c) Prior to any Notice of Event of Default having been received by the Collateral Trustee, all amounts in the Collateral Account shall be held by the Collateral Trustee for the benefit of the Noteholders until the Company requests the release thereof. Any such request by the Company shall be made in writing, delivered to the Collateral Trustee, the Senior Loan Agent and the Indenture Trustee, and shall be accompanied by a certificate of a

     Responsible Officer of the Company specifying (i) the use for the funds released and stating that the funds shall be used for the specified purpose, (ii) that the release is permitted under the terms of all Master Debt Agreements, (iii) that no Potential Default or Event of Default then exists, and (iv) that the release, if granted, would not reasonably be expected to cause or result in the occurrence of an Event of Default. If the Collateral Trustee does not receive an objection from the Senior Loan Agent or the Indenture Trustee within ten (10) days after such request is delivered stating that the release would violate the terms of a Master Debt Agreement or result in an Event of Default, then the Collateral Trustee shall release the funds or other items of Collateral as requested by the Company. If, however, an objection is received by the Collateral Trustee, then the Collateral Trustee shall retain the funds or other property in the Collateral Account until such time as (i) the objection is withdrawn, (ii) distributions are made under paragraph (d) below, or (iii) the Collateral Trustee shall have received an order of a court of competent jurisdiction directing it to release the funds or property.

          (d) After any Notice of Event of Default having been received by the Collateral Trustee and such notice not having been withdrawn, all moneys and property held or received by the Collateral Trustee in the Collateral Account shall be held in the Collateral Account for the benefit of the Noteholders and, upon request of the Senior Loan Agent prior to the Stated Maturity Date, and thereafter upon the request of the Senior Loan Agent, the Indenture Trustee or any Required Plurality and to the extent available for distribution, shall be distributed from time to time by the Collateral Trustee in the following order of priority:

          First: to the Collateral Trustee in an amount equal to all amounts due
          -----
          and unpaid to it as of such Distribution Date pursuant to Section 5.3 and Section 5.4 and all other amounts due and unpaid it under the terms of the Security Documents as of such Distribution Date, including all reasonable costs and expenses (including reasonable attorneys fees) incurred in connection with any sale, disposition, or other attempt to realize upon all or any part of the Collateral (and to the extent any such amounts have been previously paid on behalf of the Debtors under Section 5.3, Section 5.4 or otherwise by other Persons to reimburse such Persons);

          Second: to the holders of the Senior Debt in an amount equal to the
          ------
          outstanding unpaid principal indebtedness under the Master Debt Agreements pertaining to the Senior Debt, all accrued but unpaid interest thereon, all accrued but unpaid premium, if any, due in connection therewith, all accrued but unpaid fees due in connection therewith, all accrued but unpaid reimbursement obligations thereunder, all accrued but unpaid cash collateralization obligations thereunder, all accrued but unpaid hedging obligations thereunder, and all other accrued but unpaid obligations and liabilities thereunder, including costs and expenses, in each case to the extent such amounts are Secured Obligations and whether or not due and payable; provided, however, that with respect to all cash collateralization obligations covering contingent obligations under letters of credit, (1) rather than distributing the amounts allocable to such obligations to the holders thereof, such amounts shall be reserved in the Collateral Account (such reserve being an

          "L/C Reserve") and set aside for the purpose of covering reimbursement
           -----------
          obligations for such letters of credit as they arise in connection with draws under such letters of credit, (2) upon any draws under such letters of credit that are not reimbursed when due, and at the request of the Required Percentage of the holders of such obligations, the Collateral Trustee shall distribute the ratable share of the L/C Reserve allocable to such reimbursement obligations to the holders of Senior Debt, and (3) as such obligations expire or become covered by cash collateral, the Collateral Trustee shall release and deposit the ratable share of the L/C Reserve allocable to such obligations which have expired into the Collateral Account for general distribution in accordance with this Agreement;

          Third: after payment in full of the Senior Debt, to the Indenture
          -----
          Trustee for the benefit of Subordinated Noteholders in an amount equal to the outstanding unpaid principal indebtedness under the Indenture, all accrued but unpaid interest thereon, all accrued but unpaid premium, if any, due in connection therewith, all accrued but unpaid reimbursement obligations thereunder, all accrued but unpaid cash collateralization obligations thereunder, all accrued but unpaid hedging obligations thereunder, and all other accrued but unpaid obligations and liabilities thereunder, including costs and expenses, in each case to the extent such amounts are Secured Obligations and whether or not due and payable; and

          Finally: any surplus then remaining shall be paid to the Company or
          -------
          its successors or assigns.

     The term "unpaid" as used in this paragraph (d) refers: (1) in the absence
               ------
     of a bankruptcy proceeding with respect to any Debtor, to all amounts of Secured Obligations outstanding as of a Distribution Date, whether or not then due and payable, and (2) during the pendency of a bankruptcy proceeding with respect to any Debtor, to all amounts with respect to such Debtor allowed by the bankruptcy court in respect of Secured Obligations as a basis for distribution (including estimated amounts, if any, allowed in respect of contingent claims), in each case, to the extent that prior distributions have not been made in respect thereof.

          (e) Notwithstanding anything herein to the contrary, the Collateral Trustee shall, at all times, have the right to apply funds and property held in the Collateral Account to the payment of amounts due and unpaid to it pursuant to Section 5.3. The Collateral Trustee shall provide the Company, the Senior Loan Agent and the Indenture Trustee with prompt notice of any such application of moneys or property prior to the application thereof. Further, notwithstanding anything to the contrary contained herein, the Collateral Trustee, shall, at all times, have the right to distribute Proceeds from an Asset Sale, net of the reasonable costs and expenses incurred by the Collateral Trustee in connection with such disposition (including reasonable attorneys' fees), to the Noteholders in the same manner and to the same extent as provided in Paragraph (d) above.

          (f) In making amounts available for distribution hereunder, the Collateral Trustee may liquidate investments prior to maturity in order to make a distribution. All such distributions shall be made in cash in United States Dollars.

                       ARTICLE 5. THE COLLATERAL TRUSTEE

     5.1  Acceptance of Trust Estate; Duties and Limitations.  The Collateral
          --------------------------------------------------
Trustee hereby accepts the trusts of this Agreement on behalf of and for the benefit of all Noteholders, but only upon the terms herein set forth herein, including the following:

          (a) Notwithstanding any provision in any other Security Document which may require the Company to maintain the perfection of all Liens on the Collateral, the Collateral Trustee shall use its best efforts to ensure that all Liens are properly recorded, continued and/or perfected at all times during which any of the Master Debt is outstanding, except the Collateral Trustee shall not be responsible for errors made by or in any proper recording office. Except as otherwise provided herein or in the Security Documents, the Collateral Trustee makes no representation and has no responsibility as to the validity of the Security Documents, the sufficiency or value of the Collateral, the title to the Collateral, or verification of the sufficiency or continuation of any insurance in respect thereof;

          (b) the Collateral Trustee may rely and shall be protected in acting upon any resolution, certificate, opinion, consent, or other document reasonably believed by it to be genuine and to have been executed or presented by the proper party or parties and, without limiting the foregoing, (i) in making any payment or in taking any other action hereunder in respect of any Master Debt, the Collateral Trustee may rely upon a certificate signed by the Indenture Trustee or the Senior Loan Agent, as appropriate, with respect to the ownership of each such Class of Master Debt and the amounts due thereunder, and (ii) whenever in the administration of its duties hereunder, the Collateral Trustee deems it reasonably necessary for a matter to be proved or established prior to taking any action hereunder, the Collateral Trustee may request a certification from such party or parties regarding such matter as it deems appropriate in its reasonable discretion and upon which the Collateral Trustee shall be protected in relying; and

          (c) the Collateral Trustee shall be under no liability with respect to any action or omission taken in accordance with this Agreement or for any other action or omission of the Collateral Trustee, INCLUDING NEGLIGENT ACTIONS OR OMISSIONS OF THE COLLATERAL TRUSTEE (except that nothing contained herein shall relieve the Collateral Trustee from liability for its own gross negligence or willful misconduct), and in no event shall the Collateral Trustee be liable for special, indirect, or consequential losses or damages of any kind whatsoever (including but not limited to lost profits).

     5.2  Limitation of Scope of Duties.  Beyond its duties set forth in this
          -----------------------------
Agreement and the other Security Documents as to the perfection of Liens against, and the custody and preservation of Collateral, which are for the benefit of the Noteholders, and the accounting to the Company, the Indenture Trustee and the Noteholders for moneys received by it hereunder and thereunder, the Collateral Trustee shall not have any duty to any Debtor, the Indenture Trustee or the Noteholders with respect to any Collateral in its possession or control or in the possession or control of its agent or nominee, any income thereon, or the preservation of rights against prior parties or any other rights pertaining thereto.

     5.3  Expenses.  Each Debtor and each Noteholder agrees to pay on demand of
          --------
the Collateral Trustee (a) all reasonable out-of-pocket costs and expenses of the Collateral Trustee in connection with the preparation, execution, delivery, administration, modification, and amendment of the Security Documents, including the reasonable fees and expenses of outside counsel for the Collateral Trustee, and (b) all out-of-pocket costs and expenses of the Collateral Trustee in connection with the preservation or enforcement of rights under the Security Documents, whether through negotiations, legal proceedings, or otherwise, including fees and expenses of counsel for the Collateral Trustee. Each Noteholder shall be liable for the foregoing only to the extent (i) that such expenses are not paid by the Debtors, (ii) that such expenses are not paid or recoverable out of the Collateral, (iii) that such expenses relate to actions of the Collateral Trustee acting as Collateral Trustee, and (iv) of such Noteholder's ratable share of such expenses based upon the Master Debt Outstanding. The provisions of this paragraph shall survive the repayment of the Secured Obligations and any purported termination of the Security Documents which does not expressly refer to this paragraph.

     5.4  Indemnification.
          ---------------

          (a) Each Debtor and each Noteholder, on behalf of themselves and all Persons claiming by, through, or under any of them, agrees to protect, defend, indemnify, and hold harmless the Collateral Trustee, and its shareholders, directors, officers, employees, agents, representatives and affiliates and the shareholders, directors, officers, employees, agents, and representatives of those affiliates (collectively, the "Indemnified
                                                                 -----------
     Parties"), from and against all demands, claims, actions, suits, damages,
     -------
     judgments, fines, penalties, liabilities, and out-of-pocket costs and expenses, including reasonable costs of attorneys and related costs of experts such as accountants (collectively, the "Indemnified Liabilities"),
                                                     -----------------------
     actually incurred by any Indemnified Party which are related to any litigation or proceeding relating to the Security Documents or the transactions contemplated thereunder or hereunder in connection with the Collateral Agent acting in its capacity as Collateral Agent, INCLUDING ANY INDEMNIFIED LIABILITIES CAUSED BY ANY INDEMNIFIED PARTY'S OWN NEGLIGENCE AND ANY INDEMNIFIED LIABILITIES IMPOSED UPON THE INDEMNIFIED PARTY, OR ANY OF THEM, UNDER ANY THEORY OF STRICT LIABILITY, but not Indemnified Liabilities which are a result of any Indemnified Party's gross negligence or willful misconduct. Each Noteholder shall be liable for the foregoing only to the extent (i) that any such Indemnified Liability is not paid by the Debtors, (ii) that such expenses are not paid or recoverable out of the Collateral, (iii) that such Indemnified Liability relates to the actions of the Collateral Trustee acting as Collateral Trustee, and (iv) of such Noteholder's ratable share of such Indemnified Liability based upon the Master Debt Outstanding. The provisions of this paragraph shall survive the repayment of the Secured Obligations, the resignation or removal of the Collateral Trustee and any purported termination of the Security Documents. In no event however shall Indemnified Liabilities include, special or consequential losses as damages of any kind whatsoever (including, but not limited to lost profits).

     5.5  Resignation, Removal, and Replacement of Collateral Trustee.
          -----------------------------------------------------------

          (a) The Collateral Trustee or any successor Collateral Trustee may resign at any time by giving at least thirty (30) days' prior written notice of resignation to the Company and each Noteholder, such resignation to be effective on the later of (a) the date specified in such notice or
     (b) the date on which a replacement trustee agrees to act as Collateral Trustee hereunder and under the Security Documents. If appropriate instruments of assignment to and acceptance by a successor Collateral Trustee shall not have been executed and delivered within thirty (30) days after the giving of such notice of resignation, the resigning Collateral Trustee may petition any court of competent jurisdiction for the appointment of a successor Collateral Trustee.

          (b) If a successor Collateral Trustee has agreed to accept appointment as successor Collateral Trustee, the Required Majority may at any time remove the Collateral Trustee, for or without cause, by an instrument or instruments in writing delivered to the Collateral Trustee and the Company. In the event the office of Collateral Trustee shall become vacant for any reason, the Required Majority may appoint a successor Collateral Trustee to fill such vacancy if a successor Collateral Trustee has agreed to accept such position.

          (c) Upon the appointment of any successor Collateral Trustee, such successor Collateral Trustee shall execute, acknowledge, and deliver to the Company and to the retiring Collateral Trustee an instrument accepting such appointment, and the retiring Collateral Trustee, at the expense of the Company, shall duly assign, transfer, and deliver to such successor Collateral Trustee all rights, instruments and moneys or other Collateral (including any funds or Collateral Account Collateral then held in the Collateral Account) then held by the retiring Collateral Trustee as Collateral Trustee hereunder and under the Security Documents, and shall execute and deliver such other proper instruments in such form as may be reasonably requested by such successor Collateral Trustee to evidence such assignment, transfer, and delivery. Upon the execution, acknowledgment and delivery of all such instruments, the successor Collateral Trustee shall immediately, and without the need for any further action, succeed to all of the rights and obligations of the retiring Collateral Trustee under this Agreement and the Security Documents as if originally named therein.

     5.6  Eligibility of Collateral Trustee.  The Collateral Trustee shall at
          ---------------------------------
all times be either a Senior Lender or the Indenture Trustee, provided such a Person is willing and able to accept such trust upon reasonable and customary terms. In all other cases the Collateral Trustee shall be a financial institution with assets in excess of $250,000,000. If, at any time, the Collateral Trustee shall cease to be eligible in accordance with the provisions of this Section 5.6, the Collateral Trustee shall immediately resign in the manner and with the effect specified in Section 5.5.

     5.7  Appointment of Separate or Co-Collateral Trustee.  The Collateral
          ------------------------------------------------
Trustee may and, upon the request of any Required Plurality, shall by an instrument in writing delivered to the Company and to each Noteholder, appoint a bank or trust company or an individual to act as separate trustee or co-trustee with respect to the Master Debt in a jurisdiction where the Collateral Trustee is disqualified from acting. Such separate trustee or co-trustee shall exercise only such rights and shall have only such duties as shall be specified in the instrument of appointment. The Debtors will pay the reasonable compensation and expenses of any such separate trustee or co-trustee and indemnify such person as if such Person was the Collateral Trustee hereunder.

     5.8  Non-Reliance on Collateral Trustee or Other Noteholders.  Each
          -------------------------------------------------------
Noteholder agrees that it has, independently and without reliance on the Collateral Trustee or any other Noteholder, and based upon such documents and information as it has deemed appropriate, made its own credit analysis of the Debtors and the Collateral, including, without limitation, the status of the title of such Collateral, and its own independent decision to enter into this Agreement and the Master Debt Agreement to which it is a party or under which it is legally bound. Each Noteholder agrees that it will independently and without reliance upon the Collateral Trustee or any other Noteholder, and based upon such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking any action under this Agreement and/or the Security Documents. Except as expressly set forth herein or in the Security Documents, the Collateral Trustee acting solely as Collateral Trustee, shall not be required to keep itself or the Noteholders informed as to the performance of the Debtors under this Agreement, any Master Debt Agreement or any other document, instrument or agreement, referred to or provided for herein or therein, or to inspect the properties or books of the Debtors. Except as expressly provided for herein, the Collateral Trustee shall not have any duty, responsibility or liability to provide any Noteholder with any credit or other information concerning the affairs, financial condition or business of the Debtors which may come into the possession of the Collateral Trustee, provided, however, that the Collateral
                                      -----------------
Trustee shall send to each Noteholder, promptly upon receipt thereof, duplicates or copies of all notices, requests, and other instruments received by the Collateral Trustee under or pursuant to this Agreement.

                            ARTICLE 6. SUBORDINATION

     6.1  Subordination of Amounts Due to Subordinated Noteholders.  The payment
          --------------------------------------------------------
of the Subordinated Debt is expressly subordinated to the prior payment in full of the Senior Debt to the extent and in the manner set forth in this Agreement. Except as provided in Section 6.2 of this Agreement, the Debtors, the Indenture Trustee and the Subordinated Noteholders hereby postpone and subordinate the payment of the Subordinated Debt to the payment of all Senior Debt. The Debtors, the Indenture Trustee and the Subordinated Noteholders agree that until the Senior Debt is paid in full, except as provided in Section 6.2 of this Agreement, the Subordinated Noteholders will not demand, take or receive from the Debtors, in cash or property or by set-off or in any other manner (including the bringing of a lawsuit or the filing of a petition in bankruptcy or other insolvency proceeding), payment of or on account of, and the Debtors will not pay, in whole or in any part any of the Subordinated Debt.

     6.2  Payment of Note Interest.  The provisions of Section 6.1 hereof
          ------------------------
notwithstanding, prior to the payment in full of the Senior Debt, the Debtors may pay and the Subordinated Noteholders may receive scheduled payments of interest (the "Note Interest") which are or become due and payable on the Subordinated Debt in accordance with the terms of the Indenture as in effect on the initial Closing Date, unless and until a Subordination Event has occurred and is continuing or would occur as a result of such payment, and written notice of such Subordination Event has been delivered to the Debtors, the Senior Lenders, the Indenture Trustee, as appropriate. Upon occurrence of an Event of Default which is continuing under the Credit Agreement, the Senior Loan Agent may notify the Debtors and the Indenture Trustee of such Event of Default in writing specifying (i) in reasonable detail the particular nature of the Event of Default and the date and time of its occurrence, if known or applicable, and
(ii) that such Event of Default shall constitute a Subordination Event under this Agreement. Upon the failure of the Company to make any payment of Note Interest when due in accordance with the terms of the Indenture, the Indenture Trustee may notify the Debtors, the Senior Loan Agent and the Subordinated Noteholders of such Event of Default in writing (i) specifying the date and time of its occurrence, and (ii) that such Event of Default shall constitute a Subordination Event under this Agreement. Effective immediately upon delivery of such notice to the Indenture Trustee or the Debtors, all payments and receipt of
Note Interest to or by the Subordinated Noteholders shall immediately cease and may thereafter resume only as provided for in Section 6.3 hereof.

     6.3  Blocking Provisions.  Once a Subordination Event has occurred and
          -------------------
notice thereof has been given as required in Section 6.2 above, a period during which no Note Interest may be paid (the "Blocking Period") shall begin and shall continue until the earlier to occur of: (a) one hundred eighty (180) days after the date notice of such Subordination Event was delivered, (b) the date on which the Subordination Event is cured, waived or for which a forbearance agreement satisfactory to the Senior Loan Agent is put in place, (c) the date on which the Senior Debt is paid in full, or (d) the filing of a petition under the Bankruptcy Code commencing a bankruptcy case by or against the Company. Upon the expiration or termination of any Blocking Period, the Debtors shall pay to the Subordinated Noteholders all interest which has accrued (including any interest which has accrued at the Default Rate provided for in the Indenture), has become due or is past due and remains unpaid and, thereafter, shall pay Note Interest when the same becomes due and payable as provided for in the Indenture. Following the expiration or termination of any Blocking Period, additional Blocking Periods may be commenced in accordance with this Section 6.3, provided,
                                                                       --------
that in no event shall there be Blocking Periods in effect for more than one hundred eighty (180) days in any period of three hundred sixty (360) consecutive days.

     6.4 Acceleration of Subordinated Debt. The Subordinated Debt may not be
         ---------------------------------
accelerated for any reason unless and until (a) the Senior Debt is paid in full or (b) any Debtor files a bankruptcy petition (or an involuntary petition is filed against it and not dismissed in sixty (60) days, (c) the Senior Debt has been accelerated (provided such acceleration has not been withdrawn), or (d) the Subordinated Debt has matured and the principal thereof is due and payable in accordance with the terms of the Indenture as in effect on the Initial Closing Date.

     6.5  Insolvency Proceedings.
          ----------------------

          (a) Each of the Senior Loan Agent and the Indenture Trustee agrees to file, in accordance with applicable law, all filings and claims required to preserve the Master Debt under the Indenture and the Credit Agreement in any formal insolvency proceeding, whether under the Bankruptcy Code or state law, within the time periods required by such applicable law to preserve those debts, claims and rights, and each of the Senior Loan Agent, the Subordinated Noteholders, and the Indenture Trustee hereby irrevocably authorizes, empowers and appoints the other to (i) execute, verify, deliver and file proofs of claim upon the failure of such other party to do so with respect to the relevant Class of Master Debt (and in any event, prior to 10 days prior to the expiration of the time to file such proof of claim); provided, however, that neither the Senior Loan Agent nor the Indenture
     -----------------
     Trustee shall have the obligation to execute, verify, deliver, and/or file any such proof of claim.

          (b) The Indenture Trustee and the Subordinated Noteholders agree that, unless and until the Senior Debt shall have been paid in full, the Indenture Trustee and the Subordinated Noteholders, as the case may be, shall hold any and all moneys, dividends, or other assets received by it or any of the them in any such insolvency proceeding on account of the Subordinated Debt (a "Distribution") in trust for the Senior Lenders, and
                           ------------
     pay over to the Senior Loan Agent, on behalf of the Senior Lenders (on demand made by the Senior Loan Agent), any such Distribution in the form received for application to the Senior Debt, except that (a) the Subordinated Noteholders may receive (i) debt securities that are subordinated to the Senior Debt (or to any debt securities issued in exchange for the Senior Debt) at least to the same extent as set forth in this Agreement or (ii) equity interest in the Debtors, and (b) to the extent that any part of the Subordinated Debt is or is deemed unsecured in an insolvency proceeding and any distribution to general unsecured creditors is made in such proceeding with the consent of the Senior Lenders or from a carve out of the Collateral, the Indenture Trustee, on behalf of the Subordinated Noteholders, shall be entitled to receive and retain any such Distribution made to unsecured creditors which would otherwise be paid or payable over to the Senior Lenders.

     6.6  Rights of Subordinated Noteholders.  Except as expressly provided
          ----------------------------------
herein, nothing contained in this Agreement is intended to, nor shall it, impair or reduce the obligation of the Debtors, which are absolute and unconditional, to pay the Subordinated Debt as and when the same shall become due and payable or to comply with all of the terms and conditions of the Indenture. No Person, including the Debtors, any third party, a trustee in bankruptcy or representative of creditors, other than the Senior Lenders shall be entitled to any benefit under this Agreement so as to claim any priority over the Subordinated Noteholders.

                        ARTICLE 7. NOTEHOLDER AGREEMENTS

     7.1  Miscellaneous Security Interests.  Each of the Indenture Trustee, the
          --------------------------------
Senior Loan Agent and each Noteholder agrees that it is, and shall act as, the agent and bailee for the other Noteholders (without effect on the priorities established hereunder and without any liability or responsibility) to the extent reasonably necessary to perfect any security interest in Collateral required to be perfected by possession or control and which is at any time in the possession or under the control of any such Person. Each Noteholder represents and warrants to each other that, except as set forth on Schedule 2 hereto, as of the date hereof (a) there are no assets of the Debtors known to it in which the Collateral Trustee does not hold a valid, perfected and enforceable Lien, and
(b) there is no asset, collateral or security granted to the Indenture Trustee or to any Noteholder in which the Collateral Trustee does not hold a valid, perfected and enforceable Lien (in each case, after giving effect to the transactions contemplated to occur on the Initial Closing Date).

     7.2  Coordination of Enforcement Efforts.  Without providing any rights or
          -----------------------------------
benefits to the Debtors, the Senior Loan Agent, the Indenture Trustee and each Noteholder agree that, in the event enforcement proceedings are necessary at any time after the Stated Maturity Date of the Subordinated Debt, such parties shall reasonably discuss the possibility of undertaking a coordinated enforcement process, including an effort, if advisable, to attempt to sell the Collateral assets of the Debtors for fair market value as a going concern and to reasonably enter into arrangements between themselves so as to permit the ongoing operation of the business of the Debtors. Failure to enter into such discussions shall in no way affect the rights and/or obligations of any party as set forth in this Agreement nor shall it entitle any party to specific performance pursuant to
Section 7.4 hereof.

     7.3  Information.  The Indenture Trustee and the Senior Loan Agent agree to
          -----------
furnish to each other and to all Noteholders from time to time upon request, information and particulars as to the amounts owing by the Debtors under the Master Debt Agreements, and the Debtors hereby consent to all such disclosures. The Senior Loan Agent and the Indenture Trustee shall provide to each other copies of any written waivers of any Events of Default granted by it to any Debtor and copies of all amendments to their respective Master Debt Agreements.

     7.4  Specific Performance.  Each of the parties to this Agreement
          --------------------
acknowledges that the Senior Lenders and the Subordinated Noteholders would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or are otherwise breached. Accordingly, each of the parties to this Agreement agrees that the Senior Lenders and the Subordinated Noteholders, and the Senior Loan Agent and Indenture Trustee shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions of this Agreement in any action instituted in any court of competent jurisdiction, in addition to any other remedy to which they may be entitled at law or in equity, without the need to demonstrate any actual damage to be suffered by the party seeking such relief and without posting any bond or other security.

                            ARTICLE 8. MISCELLANEOUS

     8.1  Interpretation and Survival of Provisions.  Article, Section,
          -----------------------------------------
Schedule, and Exhibit references are to this Agreement, unless otherwise specified. All references to instruments, documents, contracts, and agreements are references to such instruments, documents, contracts, and agreements as the same may be amended, supplemented, and otherwise modified from time to time, unless otherwise specified. The word "including" shall mean "including but not limited to." Whenever any Debtor has an obligation under this Agreement, the expense of complying with that obligation shall be an expense of the Debtors unless otherwise specified. Whenever any determination, consent, or approval is to be made or given by the Collateral Trustee, such action shall be in the Collateral Trustee's reasonable discretion unless otherwise specified in this Agreement. If any provision in this Agreement is held to be illegal, invalid, not binding, or unenforceable, such provision shall be fully severable and this Agreement shall be construed and enforced as if such illegal, invalid, not binding, or unenforceable provision had never comprised a part of this Agreement, and the remaining provisions shall remain in full force and effect. This Agreement has been reviewed and negotiated by sophisticated parties with access to legal counsel and shall not be construed against the drafter. The representations, warranties, and covenants made in this Agreement shall remain operative and in full force and effect regardless of (a) any investigation made by or on behalf of any Person, or (b) the issuance and acceptance of any Master Debt and payment therefor. Provisions which expressly state so shall remain operative and in full force and effect unless such provisions are expressly terminated in a writing referencing those individual provisions, regardless of any purported general termination of this Agreement.

     8.2  Binding Effect; Assignment.  This Agreement and the Security Documents
          --------------------------
shall be binding upon all parties hereto and thereto and their respective successors and permitted assigns. Except as expressly provided herein and in the Security Documents, such agreements shall not be construed so as to confer any right or benefit upon any Person, including a trustee in bankruptcy or any other representatives of creditors generally, other than the parties to this Agreement, the Noteholders, and their respective successors and permitted assigns. The Debtors may not assign their rights or delegate their duties under the Security Documents. The Collateral Trustee may assign its rights and delegate its duties under the Security Documents in accordance with the terms of this Agreement.

     8.3  Modifications, Waivers and Consents.  This Agreement may be amended
          -----------------------------------
without the consent of any Debtor. Unless otherwise set forth herein, all modifications, waivers, and consents under all other Security Documents shall be in writing and signed by the Debtors party thereto and the Collateral Trustee, acting upon the written direction of the Required Percentage of each Class of Master Debt, but if such modification, waiver, or consent adversely affects the rights, duties, or immunities of the Collateral Trustee, then the Collateral Trustee shall take such action only in its own discretion. Nothing herein is intended to impair the obligations of the Debtors to execute documents and agreements in accordance with the Master Debt Agreements.

     8.4  Notices.
          -------

          (a) Any notice or other instrument required to be delivered to any Debtor under this Agreement or under the other Security Documents shall be simultaneously delivered by the sender to all other parties to this Agreement as provided below. The Collateral Trustee shall, promptly after receipt thereof, deliver to each other party to this Agreement, other than the Debtors, copies of all other notices, requests, correspondence or instruments received by the Collateral Trustee from any Person under or pursuant to this Agreement.

          (b) All notices, requests, correspondence, and other instruments delivered to any party hereunder shall be in writing, and shall be delivered by registered or certified mail, return receipt requested, telex, telegram, telecopy, air courier guaranteeing overnight delivery, or personal delivery, to such parties at the following addresses:

     If to the Collateral Trustee:

     Union Bank of California, N.A., as Collateral Trustee
     500 North Akard Street, Suite 4200
     Dallas, Texas 75201
     Attention: John A. Clark, Vice President
     Telecopier: (214) 922-4209

     If to the Senior Loan Agent or the Senior Lenders:

     Union Bank of California, N.A., as Senior Loan Agent
     500 North Akard Street, Suite 4200
     Dallas, Texas 75201
     Attention: John A. Clark, Vice President
     Telecopier: (214) 922-4209

     If to the Indenture Trustee or the Subordinated Noteholders:

     Wilmington Trust Company
     1100 North Market Street
     Wilmington, Delaware 19890

     Attention:  Corporate Trust Administration
     Telecopier: (302) 636-4140

     If to the Company or any Other Debtor:

     Southwest Royalties, Inc.
     407 N. Big Spring
     Suite 300
     Midland, Texas 79701
     Attention: H.H. Wommack, III, President
     Telecopier: (915) 688-0191


or to such other addresses as such parties may designate to the others in writing. All such notices requests, correspondence, and other instruments shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; four (4) days after being sent by certified mail, return receipt requested, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and on the next business day if timely delivered to an air courier guaranteeing overnight delivery. Any notice required under this Agreement to be delivered to the Debtors shall be deemed duly delivered if delivered to the Company or another of such Debtors.

     8.5  Further Assurances.  Each party to this Agreement shall execute,
          ------------------
acknowledge, and deliver all such agreements, documents and instruments and take all such further action as may be reasonably necessary in order to further effectuate the purposes and to carry out the terms of this Agreement and the Security Documents.

     8.6  Governing Law.  The laws of the State of Texas will govern this
          -------------
Agreement without regard to principles of conflicts of laws.

     8.7  Execution in Counterparts.  This Agreement may be executed in any
          -------------------------
number of counterparts and by different parties hereto in separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Agreement.

     8.8  Conflict.  In the event any term or provision hereof is inconsistent
          --------
with or conflicts with any provision of the Security Documents, the terms and provisions contained in this Agreement shall be controlling.

     8.9  Termination.
          -----------

          (a) This Agreement and the obligations of the parties hereunder shall terminate, and be of no further force and effect, when all amounts owed under the Master Debt Agreements have been fully and finally paid.

          (b) Except as otherwise set forth in this paragraph (b), the rights and obligations of the Senior Lenders and the Senior Loan Agent shall terminate and be of no further force and effect when all of the Senior Debt has been fully and finally paid. If, upon the repayment in full of the Senior Debt, the Senior Loan Agent or any Senior Lender shall then be acting as the Collateral Trustee under this Agreement, then the Senior Loan Agent or such Senior Lender, as the case may be, shall duly assign, transfer, and deliver unto the Indenture Trustee all of the rights, instruments and moneys or other Collateral (including any funds or Collateral Account Collateral then held in the Collateral Account) then held by the Senior Loan Agent or such Senior Lender as Collateral Trustee hereunder and under the Security Documents, and shall execute and deliver such proper instruments in such form as may reasonably be requested by the Indenture Trustee to evidence such assignment, transfer, and delivery. Upon the Indenture Trustee's acceptance of the assignment, transfer, and delivery as aforesaid (i) the Indenture Trustee shall immediately and without the need for any further action succeed to all of the rights and obligations of the Collateral Trustee under the Security Documents as if originally named as such therein, (ii) the Senior Loan Agent and all Senior Lenders shall be fully and finally released in writing from any and all obligations under this Agreement, and (iii) this Agreement and the obligations of the remaining parties hereunder shall terminate, and be of no further force and effect.

          (c) Notwithstanding anything to the contrary contained in this Section 8.9, upon the termination of this Agreement (i) the indemnification provisions of Section 5.4 hereof shall survive the termination of this Agreement, and (ii) unless and until all obligations owed under all Master Debt Agreements have been fully and finally paid, the Security Documents (other than this Agreement) and all of the obligations of the Debtors thereunder shall remain in full force and effect

     8.10  Subsidiaries.  Each Debtor hereby covenants and agrees that it will
           ------------
not permit any of its existing or future Subsidiaries to take or fail to take any action that a Debtor is either required or prohibited, as the case may be, from taking under the provisions of this Agreement.

     8.11  JURY WAIVER.  THE PARTIES HERETO HEREBY WAIVE, TO THE FULLEST EXTENT
           -----------
PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDINGS ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

                       [Signatures on the Following Pages]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers and attorneys-in-fact as of the day and year first above written.

                                       SENIOR LENDERS:

                                       UNION BANK OF CALIFORNIA, N.A.,
                                       as Senior Loan Agent and as Senior Lender

                                       By:
                                          --------------------------------------
                                       Name:
                                            ------------------------------------
                                       Title:
                                             -----------------------------------


                                       By:
                                          --------------------------------------
                                       Name:
                                            ------------------------------------
                                       Title:
                                             -----------------------------------


                                       BANK OF SCOTLAND

                                       By:
                                          --------------------------------------
                                       Name:
                                            ------------------------------------
                                       Title:
                                             -----------------------------------


                                       FBR ASSET INVESTMENT CORPORATION

                                       By:
                                          --------------------------------------
                                       Name:
                                            ------------------------------------
                                       Title:
                                             -----------------------------------



                  [Signatures Continued on the Following Page]

                                        WILMINGTON TRUST COMPANY,
                                        as Indenture Trustee and also on behalf
                                        of all Subordinated Noteholders


                                        By:
                                           -------------------------------------
                                        Name:
                                             -----------------------------------
                                        Title:
                                              ----------------------------------


                                        COLLATERAL TRUSTEE:

                                        UNION BANK OF CALIFORNIA, N.A.

                                        By:
                                           -------------------------------------
                                        Name:
                                             -----------------------------------
                                        Title:
                                              ----------------------------------


                                        By:
                                           -------------------------------------
                                        Name:
                                             -----------------------------------
                                        Title:
                                              ----------------------------------


                                        DEBTORS:

                                        SOUTHWEST ROYALTIES, INC.

                                         By:
                                            ------------------------------------
                                         Name:
                                              ----------------------------------
                                         Title:
                                               ---------------------------------

                                         BLUE HEEL COMPANY

                                         By:
                                            ------------------------------------
                                         Name:
                                              ----------------------------------
                                         Title:
                                               ---------------------------------

                                                                      Schedule 2
                                                   to Collateral Trust Agreement


                     Assets of Debtors not Subject to Liens
                         in favor of Collateral Trustee
                         ------------------------------

              NONE


                    Collateral Security not Subject to Liens
                         in favor of Collateral Trustee
                         ------------------------------

          1. The Indenture Trustee holds a pledge of the capital stock of Basic Energy Services, Inc directly owned by Southwest Realty Holdings, Inc., an affiliate of the Debtors.

          2. The Indenture Trustee holds a pledge of the capital stock Midland Red Oak Realty, Inc., directly owned by MRO Holdings, Inc. and formerly owned by Southwest Realty Holdings, Inc., an affiliate of the Debtors.